Exhibit 23.2



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

              As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 25, 1995 included or incorporated by reference in Iomega Corporation's Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.



         ARTHUR ANDERSEN LLP

         Salt Lake City, Utah
         May 1, 1995